Comstock Funds, Inc. 485BPOS

Exhibit 28(j)(4)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 52 to the Registration Statement on Form N-1A of Comstock Funds, Inc. as filed with the Securities and Exchange Commission on or about November 24, 2021.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

November 24, 2021